UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

MIVA, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida		33907
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On November 7, 2008, MIVA, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with Bridge Bank, National Association (“Bridge Bank”).  The Agreement provides a revolving credit facility to the Company of up to $10 million (the “Facility”).  Subject to the terms of the Agreement, the borrowing base used to determine loan availability under the Facility is equal to 80% of the Company’s eligible U.S. accounts receivable plus the lesser of $3.5 million or 65% of eligible U.K. accounts receivable, with account eligibility measured in accordance with standard determinations.  At September 30, 2008, the Company would have been eligible to draw down approximately $6.5 million under the Facility.  The Facility expires on November 7, 2010, at which time all loan advances become due and payable.

All amounts borrowed under the Facility are secured by a general security interest on the assets of the Company, including the Company’s intellectual property, and a pledge of 65% of the outstanding shares of the Company’s UK subsidiary, MIVA (UK) Limited.  In addition, MIVA (UK) Limited and certain of the Company’s domestic subsidiaries are guarantying the Company’s obligations under the Facility, to be secured by general security interests in the assets of such companies.

Except as otherwise set forth in the Agreement, borrowings made pursuant to the Agreement will bear interest at a rate equal to (i) 6.5% or (ii) the Prime Rate (as announced by Bridge Bank) plus 1.5%. In connection with establishing the Facility, the Company incurred fees payable to Bridge Bank and to the Company’s financial advisor and placement agent of approximately $0.8 million.

The Agreement contains customary representations, warranties, and affirmative and negative covenants for facilities of this type, including certain restrictions on dispositions of the Company’s and its subsidiaries’ assets, changes in business, change in control, mergers and acquisitions, payment of dividends, and incurrence of certain indebtedness and encumbrances.  The Agreement also contains customary events of default, including payment defaults and a breach of representations and warranties and covenants.  If an event of default occurs and is continuing, Bridge Bank has certain rights and remedies under the Agreement, including declaring all outstanding borrowings immediately due and payable, ceasing to advance money or extend credit, and rights of set-off.

Item 2.02. Results of Operations and Financial Condition.

On November 10, 2008, the Company issued a press release entitled “MIVA Announces Third Quarter 2008 Results” regarding its financial results for the three months ended September 30, 2008, and held a management conference call to discuss these results and the outlook of the Company. A copy of the Company’s press release is being furnished herewith as Exhibit 99.1 and a copy of the transcript of the Company’s management conference call is being furnished herewith as Exhibit 99.2.

The information in this Current Report on Form 8-K under this caption and accompanying exhibits are being furnished under Item 2.02 and shall not be deemed to be

“filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company made reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 10, 2008, the Company held a management conference call to discuss the Company’s financial results for the three months ended September 30, 2008, the outlook of the Company and certain other matters. A copy of the transcript of the Company’s management conference call is being furnished herewith as Exhibit 99.2.

The information in this Current Report on Form 8-K under this caption and Exhibit 99.2 are being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On November 10, 2008, the Company issued a press release entitled “MIVA Obtains Credit Facility for up to $10 Million.”  A copy of the Company’s press release is   included as Exhibit 99.3 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated November 10, 2008, entitled “MIVA Announces Third Quarter 2008 Results”

99.2	MIVA, Inc. Q3 2008 Earnings Call Script

99.3	Press release dated November 10, 2008, entitled “MIVA Obtains Credit Facility for up to $10 Million”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2008	MIVA, Inc.
	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 10, 2008, entitled “MIVA Announces Third Quarter 2008 Results”

99.2	MIVA, Inc. Q3 2008 Earnings Call Script

99.3	Press release dated November 10, 2008, entitled “MIVA Obtains Credit Facility for up to $10 Million”